SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



                 Date of Report:  October 6, 1995


                     BULL & BEAR GROUP, INC.
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      (Exact name of registrant as specified in its charter)


                             Delaware
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          (State or other jurisdiction of incorporation)



   09667                                            13-1897916
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(Commission File Number)        (IRS Employer Identification No.)


        11 Hanover Square, New York, New York      10005
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(Address of principal executive offices)        (Zip Code)


                          212-785-0900
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(Registrant's telephone number, including area code)


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  (Former name or former address, if changed since last report.)




                                                         Exhibit Index on page 4


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Item 2.   Acquisition or Disposition of Assets


(a) A Company investment management subsidiary (the "Investment Manager") entered into an Asset Purchase Agreement with Excel Advisors, Inc. ("Excel Advisors"), providing for the Investment Manager's purchase of the assets that relate to the management of Excel Midas Gold Shares, Inc. ("Midas Gold"), a mutual fund, for $182,500. The source of the funds used was the Company's working capital. The transfer of these assets resulted in the assignment and automatic termination of the current investment management agreement between the Excel Advisors and Midas Gold (the "Current
     Agreement"). Accordingly, as a result of the termination of the Current Agreement, shareholders of Midas Gold were asked to consider a new investment management agreement ("New Agreement") between Midas Gold and the Investment Manager effective upon the termination of the Current Investment Management Agreement. In connection such matters, shareholders were also asked to consider a subadvisory agreement, described below, and a reorganization of Midas Gold, resulting in its reincorporation as a Maryland company to be named "Midas Fund, Inc." and authorizing the approval of agreements for Midas Fund, Inc. identical to the New Agreement and the subadvisory agreement, as well as a plan of distribution with a Company broker/dealer subsidiary, and to elect a new board of directors comprised similarly to the boards of directors of the Bull & Bear Funds. Each of the above items was approved by shareholders on August 25, 1995.

     With respect to Midas Gold and Bull & Bear Gold Investors Ltd. (the "Funds"), the Company investment management subsidiaries (the "Investment Managers") entered into subadvisory agreements with Lion Resource Management Limited (the "Subadviser") regarding Fund portfolio investments. Pursuant to the agreements, the Subadviser advises and consults with the Investment Managers regarding the selection, clearing and safekeeping of the Funds' portfolio investments and assists in pricing and generally monitoring such investments. The Subadviser also provides the Investment Managers with advice as to allocating the Funds' portfolio assets among various countries, including the United States, and among equities, bullion, and other types of investments, including recommendations of specific investments. The Investment Managers, not the Funds, pay the Subadviser monthly a percentage of the Investment Manager's net fees based upon the Funds' performance and total net assets. Each agreement was approved by that Fund's shareholders on August 25, 1995.


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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BULL & BEAR GROUP, INC.



October 6, 1995                  By://Thomas B. Winmill//
                                 Thomas B. Winmill, Esq.
                                 Co-President


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                          EXHIBIT INDEX


N/A

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